AMENDMENT NO. 4 TO LOAN AGREEMENT
                        ---------------------------------


         AMENDMENT NO. 4 TO LOAN AGREEMENT (this "Fourth Amendment"), made and executed this 7th day of July, 2000, effective as of June 29, 2000, by and between:

         OMEGA WORLDWIDE, INC., a Maryland corporation (the "Borrower");

         The Banks that have executed the signature pages hereto (individually, a "Bank" and collectively, the "Banks"); and

         FLEET BANK, N.A., a national banking association, as Agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                             PRELIMINARY STATEMENTS
                             ----------------------

         (A) The  Borrower  has  entered  into a certain  Loan  Agreement  dated
November 20, 1998, as amended by (i) Amendment No. 1 to Loan Agreement dated October 22, 1999, effective as of August 18, 1999, (ii) Amendment No. 2 and Waiver to Loan Agreement dated January 10, 2000, and (iii) Amendment No. 3 and Waiver to Loan Agreement dated May 12, 2000, effective as of March 17, 2000 (as so amended, hereinafter referred to as the "Loan Agreement") with the Agent and the Banks; and

         (B) The Borrower has requested that the Banks and the Agent amend certain provisions of the Loan Agreement, and the Banks and the Agent are willing to do so, all on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreements and provisions contained herein, the parties hereto hereby agree as follows:

         1. Definitions.      Capitalized  terms used but not otherwise  defined
herein shall have the meanings  ascribed to such terms in the Loan Agreement.

         2. Certain Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

                  2.1.     The  definition of "Applicable  Margin"  appearing in
Article 1 is deleted in its entirety and the following is substituted therefor:

                  "'Applicable Margin' - on any date, with respect to LIBOR Loans, three and 25/100 (3.25%) percent."

                  2.2. The definition of "Revolving Credit Commitment Date" appearing in Article 1 is deleted in its entirety and the following is substituted therefor:

                  "'Revolving Credit Commitment Termination Date'-
                  June 30, 2000."

                  2.3. The following definitions are added to Article 1 in their appropriate alphabetic locations:

                  (a) "'Appraisal' - an appraisal providing an assessment of the fair market value of the real property covered thereby, which appraisal is independently and impartially prepared by a nationally recognized appraiser or an appraiser acceptable to the Agent and having substantial experience in the appraisal of healthcare facilities and conforming to Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation."

                  (b) "'Appraised Value' - the value of the Real Property reflected in the most recent Appraisal thereof.

                  (c) "'Fourth Amendment' - that certain Amendment No.4 to Loan Agreement dated July 7, 2000, effective as of June 29, 2000 by and among the Borrower, the Banks and the Agent."

                  (d) "'Real Property'- as defined in subsection 8.11(a)hereof."

                  (e) "'Term Loan(s)' - as defined in Section 2.1 hereof."

                  2.4. Section 2.1 is deleted in its entirety and the following is substituted therefor:

                  "Section 2.1      Loans.
                                    ------

                           The parties  hereto  confirm  that, as of the date of
                  the Fourth Amendment, the aggregate outstanding principal amount of the Loans advanced under the Revolving Credit Commitment is $8,850,000, that pursuant to the Fourth
                  Amendment, and as of the date thereof, the Revolving Credit Commitment is terminated, that all of the outstanding Loans advanced thereunder shall remain outstanding hereunder and are being converted, effective as of the date of the Fourth Amendment, into term loans payable to the Banks (individually, a "Term Loan" and collectively, the "Term Loans"), that the aggregate principal amount of the Term Loans is $8,850,000 and that each Bank's Term Loan is in an amount equal to the amount of such Bank's Revolving Credit Commitment immediately prior to the effectiveness of the Fourth Amendment. Concurrently with the execution and delivery of the Fourth Amendment, the Notes dated November 20, 1998 delivered to the Banks evidencing the Loans advanced under the Revolving Credit Commitment are being restated pursuant to the promissory notes referred to in subsection 2.5(a) hereof. Subject to the terms of this Agreement, the Borrower may (i) convert, as often as is permissible hereunder, all or a portion of the Term Loans from one Type into Term Loans of another Type; and (ii) repay or prepay all or a portion of the Term Loans provided that any amount so repaid or prepaid may not be reborrowed hereunder."

                  2.5. Section 2.5 is deleted in its entirety and the following is substituted therefor:

                  "Section 2.5      Notes.
                                    ------

                           (a) The Term Loans made by each Bank shall be evidenced by a single restated promissory note of the Borrower in substantially the form of Exhibit A to the Fourth Amendment (each a "Note" and collectively, the "Notes"). Each Note shall be dated the date of the Fourth Amendment, shall be payable to the order of such Bank in a principal amount equal to such Bank's Revolving Credit Commitment as in effect immediately prior to the effectiveness of the Fourth Amendment, and shall otherwise be duly completed. The Notes shall be payable as provided in Section 2.6 hereof.

                           (b) Each Bank shall enter on a schedule  with respect
                  to its Note a notation with the respect to its Term Loan made hereunder of each repayment or prepayment of principal thereof. The failure of any Bank to make a notation on any such schedule as aforesaid shall not limit or otherwise affect the obligation of the Borrower to repay the Term Loans in accordance with their respective terms as set forth herein."

                  2.6. Section 2.6 is deleted in its entirety and the following is substituted therefor:

                  "Section 2.6      Repayment and Prepayment of Loans
                                    ---------------------------------

                           (a) The Borrower shall pay to the Agent for the account of each Bank the principal of the Term Loans in five
                  (5) consecutive quarterly installments, commencing on the date of the execution and delivery of the Fourth Amendment and continuing on the last day of each calendar quarter thereafter until payment in full of the Term Loans on June 30, 2001. Each installment shall be in the amount of Two Million ($2,000,000) Dollars provided that the last such installment (scheduled to occur on June 30, 2001) shall be in the amount of Eight Hundred Fifty Thousand ($850,000) Dollars or such other amount as shall be sufficient to repay in full the outstanding principal amount of the Term Loans on such date.

                           (b) The  Borrower  shall be  entitled  to prepay  the
                  principal amount of the Term Loans provided that the Borrower shall give notice of such prepayment to the Agent as provided in Section 2.3 hereof and that any prepayment of the Term Loans shall be in the minimum aggregate amount of One Million ($1,000,000) Dollars and multiples of One Million ($1,000,000) Dollars in excess thereof. Any amount so prepaid may not be reborrowed and shall be applied to the principal amount thereof in the inverse order of the maturities thereof. Any repayment of a LIBOR Loan shall be on the last day of the relevant Interest Period and all repayments of principal (whether mandatory or voluntary) shall be applied first to Prime Rate Loans and then to the fewest number of Types of LIBOR Loans as possible.

                  2.7. Clause (i) of subsection 2.7(a) is amended by adding the phrase "plus one (1%) percent" immediately after the term "Alternate Base Rate".

                  2.8. Section 8.11 is deleted in its entirety and the following is substituted therefor:

                  "Section 8.11     Real Estate Collateral.
                                    ----------------------

                           The failure by the  Guarantor  to execute and deliver
                  to the Agent for the ratable benefit of the Banks the following on or before the sixtieth (60th) day after the date of the Fourth Amendment:

                           (a) Mortgages  and/or deeds of trust,  as applicable,
                  in recordable form and otherwise in form and substance satisfactory to the Agent, pursuant to which the Guarantor shall have granted to the Agent for the ratable benefit of the Banks a first mortgage lien on certain real property and all improvements located thereon owned by the Guarantor, all of which real property (collectively, the "Real Property") shall have an aggregate Appraised Value of not less than $8,850,000; and

                           (b) Policies of title insurance, in form and substance satisfactory to the Agent and in amounts reasonably satisfactory to the Agent, insuring the first lien of the mortgages and/or deeds of trust referred to in subsection 8.11(a) above (and the Borrower shall pay all costs associated with the procurement of such policies, including, but not limited to, insurance premiums, recording fees and search fees)."

         3. Representations and Warranties. In order to induce the Banks and the Agent to enter into this Fourth Amendment, each of the Loan Parties hereby represents and warrants to the Banks and the Agent, as to itself with respect to the Loan Documents to which it is a party, that:

                  3.1 No Default. After giving effect to this Fourth Amendment, no Default or Event of Default shall have occurred or be continuing.

                  3.2 Existing Representations and Warranties. As of the date hereof and after giving effect to this Fourth Amendment, each and every one of the representations and warranties set forth in the Loan Documents are true, accurate and complete in all respects and with the same effect as though made on the date hereof, and each is hereby incorporated herein in full by reference as if restated herein in its entirety, except for changes in the ordinary course of business which are not prohibited by the Loan Agreement (as amended hereby) and which do not, either singly or in the aggregate, have a Material Adverse Effect.

                  3.3 Authority; Enforceability. (i) The execution, delivery and performance by each Loan Party of this Fourth Amendment are within its organizational powers and have been duly authorized by all necessary action
(corporate  or  otherwise)  on the part of each Loan  Party,  (ii)  this  Fourth
Amendment is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, and (iii) this Fourth Amendment and the execution, delivery and performance by each Loan Party thereof does not: (A) contravene the terms of any Loan Party's organization documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which any Loan Party is a party or any order, injunction, writ or decree to which any Loan Party or its property is subject, or (C) violate any requirement of law.

         4.  Reference to and Effect Upon the Loan Agreement.
             ------------------------------------------------

                  4.1 Effect. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

                  4.2 No Waiver; References. The execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Bank under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein. Upon the effectiveness of this Fourth Amendment, each reference in:

                           (i) the Loan  Agreement  to "this  Agreement",
"hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby;

                          (ii) the other Loan Documents to the "Loan Agreement"
shall mean and be a reference to the Loan Agreement as amended hereby;

                         (iii)  the Loan  Documents  to the  "Loan  Documents"
shall be deemed to include this Fourth Amendment;

                          (iv)     the "Loans" shall be deemed to refer to the
Term Loans, as applicable; and

                           (v) the "Notes" shall be deemed to refer to the Notes
executed in connection herewith.

         5.       Miscellaneous.
                 ---------------

                  5.1 Expenses. The Loan Parties agree to pay the Agent upon demand for all reasonable expenses, including reasonable attorneys' fees and expenses of the Agent, incurred by the Agent in connection with the preparation, negotiation and execution of this Fourth Amendment.

                  5.2. Law. THIS FOURTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  5.3 Successors. This Fourth Amendment shall be binding upon the Loan Parties, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

                  5.4 Execution in Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.




                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                                     OMEGA WORLDWIDE, INC.

                                          By /s/ EDWARD C. NOBLE
                                             ----------------------
                                                 Edward C. Noble
                                                 Chief Financial Officer


                                                  FLEET BANK, N.A., as Agent
                                                  and as a Bank

                                          By /s/ CHRISTIAN J. COVELLO
                                             ---------------------------
                                                 Christian J. Covello
                                                 Vice President


                                                  HARRIS TRUST AND SAVINGS BANK

                                          By    /s/ MICHAEL J. JOHNSON
                                                ------------------------
                                                    Michael J. Johnson
                                                    Vice President

Agreed to and Accepted:

OMEGA HEALTHCARE INVESTORS, INC.


By /s/ SUSAN A. KOVACH
   ----------------------
       Susan A. Kovach
       Vice President, General Counsel and Secretary